Goodness Growth Holdings Announces Fourth Quarter and Full Year 2021 Results

– Full year 2021 GAAP revenue of $54.4 million increased 10.6% compared to 2020 –

– Excluding discontinued operations, full year revenue increased 30.8% YoY –

– Q4 GAAP revenue of $13.7 million increased 10.5% YoY and 23.8% excluding discontinued operations –

MINNEAPOLIS – March 11, 2022 – Goodness Growth Holdings, Inc. ("Goodness Growth" or the "Company") (CSE: GDNS; OTCQX: GDNSF), a physician-led, science-focused cannabis company and IP incubator, today reported financial results for its fourth quarter and full year ended December 31, 2021. All currency figures referenced in this press release reflect U.S. dollar amounts.

“Our fourth quarter results reflected continued growth across most of our markets, but we continued to experience the negative impact of crop loss in Arizona we’ve previously discussed which occurred during the third quarter,” said Chairman and Chief Executive Officer, Kyle Kingsley, M.D. “Wholesale sales in Arizona increased sequentially as compared to Q3, but the loss of biomass continued to impact gross margin performance. Revenue increased across the rest of our operating markets in Q4, and we’re looking forward to contributions from flower sales beginning in Minnesota in Q1 and adult use sales in New Mexico in Q2.”

“Smokeable flower sales began in Minnesota’s medical market on March 1, and early indications suggest Minnesota flower sales will be our strongest driver of revenue growth until adult use sales commence in the State of New York. We continue to focus on the development of our new dispensaries in New York, as well as the construction of our new indoor cultivation facility, and expect these activities to continue through the closing of the previously-announced, pending transaction to be acquired by Verano Holdings Corp. Finally, given this pending transaction, we no longer intend to provide frequent updates of our future performance expectations, and as a result are withdrawing our previous outlook at this time.”

Full Year 2021 Financial Summary

Total revenue of $54.4 million increased by 10.6 percent as compared to fiscal year 2020, including the Company's former subsidiaries in Pennsylvania and Ohio, and its former dispensary in Arizona. Excluding contributions from Pennsylvania, Ohio, and Arizona retail, full year revenue increased 30.8 percent. Retail revenue excluding Arizona and Pennsylvania increased 33.3 percent to $39.6 million in 2021 and reflected growth in each of the Company’s retail markets. Wholesale revenue, excluding Pennsylvania and Ohio, increased by 21.3 percent to $9.7 million.

Gross profit was $19.8 million, or 36.4 percent of revenue, as compared to gross profit of $17.1 million or 34.8 percent of revenue in last year. The relative improvement in gross profit margin was driven by higher throughput and decreased fixed costs per unit across most markets, offset by increased costs and the previously disclosed impact of crop loss in Arizona due to weather during the third quarter.

Total operating expenses were $40.3 million, or roughly flat compared to $40.2 million in fiscal year 2020. Increases in salaries and wages, professional fees, general and administrative expenses, and amortization and depreciation expenses were offset by a reduction in share-based compensation as compared to the prior year. The increase in salaries and wages, and general and administrative expenses was driven by significant operational buildout across the Company’s various operating markets, and the reduction in share-based compensation was driven by the non-recurrence of warrant vesting which occurred in fiscal year 2020.

Total other expenses were $9.1 million, compared to other income of $8.9 million during fiscal year 2020 which resulted primarily from the divestiture of the Company’s former subsidiaries in Pennsylvania. The increase in other expense is primarily attributable to increased interest expense of $5.5 million in 2021 driven by the issuance of promissory notes, impairment charges of $5.2 million related to adjustments in the fair value of long-lived assets in Arizona and Nevada, and the non-recurrence of a gain on the sale of the Company’s former subsidiaries in the state of Pennsylvania during the prior year, partially offset by a derivative loss in 2020 of $6.2 million.

EBITDA, as described in accompanying disclosures and footnotes, was a loss of $15.1 million, compared to a loss of $6.0 million in fiscal year 2020. Adjusted EBITDA was a loss of $9.1 million, as compared to a loss of $5.2 million in fiscal year 2020. Please refer to the Supplemental Information and Reconciliation of Non-GAAP Financial Measures at the end of this press release for additional information.

Net loss in 2021 was $33.7 million, compared to a loss of $22.9 million in fiscal year 2020. The variance compared to the prior year was driven by increased operating and other expenses and higher interest expenses, as well as the non-recurrence of the gain on disposition of assets in the prior year.

Fourth Quarter 2021 Financial Summary

Total revenue in the fourth quarter was $13.7 million, an increase of 10.5 percent as compared to Q4 2020. Excluding contributions from Pennsylvania, Ohio, and Arizona retail, total revenue increased 23.8 percent. Retail revenue excluding Arizona and Pennsylvania increased 33.8 percent to $10.8 million in Q4 2021 and reflected growth in each of the Company’s other retail markets. Wholesale revenue, excluding Pennsylvania and Ohio declined by 5.6 percent to $2.2 million, with the decline primarily driven by continued impact of crop loss in Arizona which occurred during the third quarter, partially offset by growth in New York and Maryland.

Gross profit was $2.2 million, or 15.8 percent of revenue, as compared to gross profit of $5.3 million or 42.7 percent of revenue in Q4 last year. The decline in gross profit margin was primarily driven by the impact of previously disclosed crop loss in Arizona due to weather which occurred during the third quarter and continued to impact Q4 results, as well as increased production and fixed costs related to improvements in flower quality in New York, and lower market pricing in Maryland.

Total operating expenses in the fourth quarter were $10.1 million, an increase of $2.6 million as compared to $7.5 million in the fourth quarter of 2020. The increase in total expenses was attributable to increased general and administrative expenses driven by operational buildouts and dispensary openings across the Company’s operational footprint as compared to the prior year quarter.

Total other expenses were $5.8 million during Q4 2021, compared to other income of $2.0 million in Q4 2020. The variance in other expenses was primarily attributable to increased interest expenses driven by the issuance of long-term debt and impairment charges related to adjustments in the fair value of long-lived assets in Arizona and Nevada, partially offset by a one-time gain on the disposal of assets of $6.5 million related to the sale of the Company’s former dispensary and licenses in Arizona.

EBITDA, as described in accompanying disclosures and footnotes, was a loss of $8.3 million during Q4 2021, compared to a gain of $1.2 million in Q4 2020. Adjusted EBITDA was a loss of $4.4 million in Q4 2021, as compared to a gain of $0.1 million in Q4 2020. Please refer to the Supplemental Information and Reconciliation of Non-GAAP Financial Measures at the end of this press release for additional information.

Net loss in Q4 2021 was $12.7 million, as compared a loss of $2.3 million in Q4 2020. The variance compared to the prior year was driven by increased production costs, operating and other expenses, offset partially by the gain on the disposition of the Company’s former dispensary in Arizona during the quarter.

Other Events

On October 28, 2021, the Company received regulatory approval of its previously-announced acquisition of a dispensary license and certain related assets in Baltimore, Maryland. The transaction closed during the fourth quarter, bringing the Company's total number of operating dispensaries in Maryland to two.

On October 30, 2021, the Company announced that its wholly-owned subsidiary, Vireo Health of New York began selling whole flower cannabis products at its dispensaries and via its home delivery service in New York.

On November 2, 2021, the Company announced that it had entered into an agreement to sell its Arizona cannabis licenses, all remaining inventory and equipment at its Phoenix dispensary, the Phoenix dispensary property lease and all revenue producing dispensary contracts in an all-cash transaction valued at approximately $15.0 million. The transaction closed during the fourth quarter. The Company continues to operate an 18-acre outdoor cultivation facility in Amado under a cultivation management agreement with the purchaser-licensee, at which the Company produces and sells cannabis flower through the wholesale sales channel in Arizona.

On December 7, 2021, the Company announced the launch of its new line of Hi-Color™ cannabis edibles in Maryland. Hi-Color gummies are now available in Maryland’s wholesale and retail channels, selling in three different formulations and five gourmet flavors. The Company plans to introduce Hi-Color™ cannabis edibles across its various operating markets as regulations allow.

On February 1, 2022, the Company announced that it has entered into a definitive arrangement agreement with Verano Holdings Corp. pursuant to which Verano will acquire all of the issued and outstanding shares of the Company in an all-share transaction valued at the time of announcement of approximately US $413 million on a fully-diluted basis. Under the terms of the Arrangement Agreement, each holder of Goodness Growth subordinate voting shares will receive 0.22652 of a Verano Class A subordinate voting share for each Goodness Growth subordinate voting share held and each holder of Goodness multiple voting shares and Goodness Growth super voting shares will receive 22.652 Verano Shares for each Goodness Growth multiple voting share and Goodness Growth super voting share held, respectively. The transaction is subject to the approval of shareholders; the approvals of the Supreme Court of British Columbia; receipt of U.S. regulatory approvals, including pursuant to the Hart–Scott–Rodino Antitrust Improvements Act and New York State regulatory requirements; and other customary conditions of closing.

On March 1, 2022, the Company began the sale of smokeable cannabis flower in Minnesota’s medical cannabis program. At launch, the Company had six strains of flower available at all eight of its Green Goods™ dispensaries in Minnesota. Select strains of the Company’s smokeable cannabis flower are also being distributed through the wholesale channel in Minnesota, and are available for purchase at all registered medical cannabis dispensaries in the state to help ensure that all Minnesotans have access to cannabis flower.

Balance Sheet and Liquidity

As of December 31, 2021, the Company had 128,111,328 equity shares issued and outstanding on an as-converted basis, and 155,733,615 shares outstanding on an as-converted, fully diluted basis.

As of December 31, 2021, total current assets were $41.6 million, including cash on hand of $15.2 million, which does not include $3.0 million in cash proceeds net of deferred financing costs from the upsizing of the Company’s credit facility with Chicago Atlantic Group and its affiliates, which was received during the first quarter of fiscal year 2022. Total current liabilities were $16.4 million.

About Goodness Growth Holdings, Inc.

Goodness Growth Holdings, Inc., is a physician-led, science-focused holding company whose mission is to bring the power of plants to the world. The Company’s operations consist primarily of its multi-state cannabis company subsidiary, Vireo Health, and its science and intellectual property incubator, Resurgent Biosciences. The Company manufactures proprietary, branded cannabis products in environmentally friendly facilities and state-of-the-art cultivation sites, and distributes its products through its growing network of Green Goods® and other retail locations and third-party dispensaries. Its team of more than 500 employees are focused on the development of differentiated products, driving scientific innovation of plant-based medicines and developing meaningful intellectual property. Today, the Company is licensed to grow, process, and/or distribute cannabis in eight markets and operates 18 dispensaries across the United States. For more information about Goodness Growth Holdings, please visit www.goodnessgrowth.com.

Additional Information

Additional information relating to the Company’s full year 2021 results will be available on EDGAR and SEDAR on March 11, 2022. Goodness Growth refers to certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and adjusted EBITDA (defined as earnings before interest, taxes, depreciation, and amortization, less certain non-cash equity compensation expense, one-time transactions, and other non-recurring non-cash items. These measures do not have any standardized meaning and may not be comparable to similar measures presented by other issuers. Please see the Supplemental Information and Reconciliation of Non-GAAP Financial Measures at the end of this news release for more detailed information regarding non-GAAP financial measures.

Contact Information

Investor Inquiries:

Sam Gibbons

Vice President, Investor Relations

samgibbons@goodnessgrowth.com

(612) 314-8995

Media Inquiries:

Albe Zakes

Vice President, Corporate Communications

albezakes@goodnessgrowth.com
(267) 221-4800

Forward-Looking Statement Disclosure

This press release contains "forward-looking information" within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, such information is being provided as preliminary financial results and the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “should,” “looking forward,” “may,” “continues,” “anticipate,” “expect,” “strategy,”  “outlook,” “will,” “believe,”  “range,” “subject to,” and “pending,” or variations of such words and phrases. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Financial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to various risks as set out herein and in our Annual Report on Form 10-K filed with the Securities Exchange Commission. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our revenue, adjusted EBITDA, and cash on hand may differ materially from the values provided in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management's experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, risks related to the timing of adult-use legislation in markets where the Company currently operates; current and future market conditions, including the market price of the subordinate voting shares of the Company; risks related to the COVID-19 pandemic; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws in the United States relating to cannabis operations in the United States and any changes to such laws; operational, regulatory and other risks; execution of business strategy; management of growth; difficulty to forecast; conflicts of interest; risks inherent in an agricultural business; liquidity and additional financing; the timing of adult-use sales in New Mexico and New York; the Company’s ability to meet the demand for flower in Minnesota; risk of delay in consummation of or failure to consummate the transaction with Verano; and risk factors set out in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, which is available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company's profile on SEDAR at www.sedar.com.

The statements in this press release are made as of the date of this release. Forward-looking statements in this press release, other than the statements regarding the proposed arrangement with Verano, do not assume the consummation of such proposed arrangement unless specifically stated otherwise. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.

Supplemental Information

The financial information reported in this news release is based on audited financial statements for the fiscal year ended December 31, 2021 and unaudited condensed interim consolidated financial statements for the fiscal quarter ended December 31, 2021. All financial information contained in this news release is qualified in its entirety with reference to such financial statements. To the extent that the financial information contained in this news release is inconsistent with the information contained in the Company’s audited financial statements, the financial information contained in this news release shall be deemed to be modified or superseded by the Company’s audited financial statements. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation for purposes of applicable securities laws.

GOODNESS GROWTH HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021 AND 2020

(Amounts Expressed in United States Dollars, Except for Share Amounts)

GOODNESS GROWTH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS AND YEAR ENDED DECEMBER 31, 2021 AND 2020

(Amounts Expressed in United States Dollars, Except for Share Amounts)

Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
Revenue	$ 13,655,947	$ 12,401,615	$ 54,446,168	$ 49,211,329
Cost of sales				
Product costs	9,323,900	6,616,393	32,006,403	31,109,224
Inventory valuation adjustments	2,177,080	489,814	2,641,080	974,384
Gross profit	2,154,967	5,295,408	19,798,685	17,127,721
Operating expenses:				
Selling, general and administrative	9,213,920	6,687,250	33,655,780	26,365,182
Stock-based compensation expenses	624,864	532,062	5,182,641	12,777,474
Depreciation	108,706	152,367	624,613	413,092
Amortization	197,888	153,358	817,215	615,095
Total operating expenses	10,145,378	7,525,037	40,280,249	40,170,843
Loss from operations	(7,990,411)	(2,229,629)	(20,481,564)	(23,043,122)
Other income (expense):				
Impairment of long-lived assets	(5,169,951)	—	(5,169,951)	—
Loss on sale of property and equipment	—	—	—	(13,800)
Gain on disposal of assets held for sale	6,465,932	3,815,548	6,903,039	20,253,177
Derivative gain (loss)	—	(1,227,943)	—	(6,260,480)
Interest expenses, net	(4,538,313)	(846,758)	(10,575,370)	(5,095,848)
Other income (expenses)	(278,260)	212,940	(244,629)	7,879
Other income (expenses), net	(3,520,592)	1,953,787	(9,086,911)	8,890,928
Loss before income taxes	(11,511,003)	(275,842)	(29,568,475)	(14,152,194)
Current income tax expenses	(2,310,000)	(2,852,000)	(5,460,000)	(7,427,000)
Deferred income tax recoveries	1,158,000	862,000	1,338,000	(1,363,000)
Net loss and comprehensive loss	(12,663,003)	(2,265,842)	(33,690,475)	(22,942,194)
Net loss per share - basic and diluted	$ (0.10)	$ (0.02)	$ (0.27)	$ (0.24)
Weighted average shares used in computation of net loss per share	127,107,285	103,862,278	123,814,521	97,551,146

GOODNESS GROWTH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2021 AND 2020

(Amounts Expressed in United States Dollars, Except for Share Amounts)

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non- GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA